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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2000 relating to the financial statements which appears in the 1999 Annual Report to Shareholders of Forest City Enterprises, Inc., which is incorporated by reference in Forest City Enterprises, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2000. We also consent to the incorporation by reference of our report dated March 11, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.





/s/  PricewaterhouseCoopers LLP

Cleveland, Ohio
June 6, 2000